Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Fold Holdings, Inc. together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: August 08, 2025

SZOP Opportunities I LLC

By:	/s/ Kerry Propper
Kerry Propper, a Managing Member of its Manager

SZOP Multistrat LP

By:	/s/ Kerry Popper
Kerry Propper, a Managing Member of the the General Partner

SZOP Multistrat Management LLC

By:	/s/ Kerry Popper
Kerry Popper, a Managing Member

Kerry Propper

By:	/s/ Kerry Propper
Individually

Antonio Ruiz-Gimenez

By:	/s/ Antonio Ruiz-Gimenez
Individually